UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 2, 2014, Impax Laboratories, Inc. (the “Company”) will present the audited combined financial statements of Tower Holdings, Inc. and its subsidiaries (“Tower”) and Lineage Therapeutics, Inc. (“Lineage”) as of December 31, 2013 and 2012 and for the three years in the period ended December 31, 2013 (collectively, the “Tower and Lineage Financial Statements”) to potential lenders in connection with the previously announced debt financing related to the Company’s proposed acquisition of Tower and Lineage pursuant to the Stock Purchase Agreement, dated October 8, 2014, by and among the Company, Tower, Lineage and the other parties thereto. A copy of the Tower and Lineage Financial Statements is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K and the information in this Item 7.01 hereof will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act unless expressly identified therein as being specifically incorporated therein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith.

Exhibit No.	Description
99.1

Audited Combined Financial Statements of Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc. as of December 31, 2013 and 2012 and for the three years in the period ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2014	IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons Title: Senior Vice President, Finance and Chief Financial Officer

Exhibit No.	Description
99.1

Audited Combined Financial Statements of Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc. as of December 31, 2013 and 2012 and for the three years in the period ended December 31, 2013.